Exhibit 10.1

AMENDMENT NO. 5 TO
SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This Amendment No. 5 to Second Amended and Restated Receivables Purchase Agreement (this “Amendment”) is dated as of August 22, 2013, among Avnet Receivables Corporation, a Delaware corporation (“Seller”), Avnet, Inc., a New York corporation (“Avnet”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), each of the entities party hereto identified as a “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), each of the entities party hereto identified as a “Company” (together with any of their respective successors and assigns hereunder, the “Companies”) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for the Purchasers or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”), amending the Second Amended and Restated Receivables Purchase Agreement, dated as of August 26, 2010, as amended by Amendment No. 1 thereto, dated as of December 28, 2010, Amendment No. 2 thereto, dated as of August 25, 2011, Amendment No. 3 thereto, dated as of March 7, 2012, and Amendment No. 4 thereto, dated as of August 23, 2012, each among the Seller Parties, the Financial Institutions party thereto, the Companies party thereto, and the Agent (the “Original Agreement,” and as further amended, modified or supplemented from time to time, the “Receivables Purchase Agreement”).

RECITALS

The parties hereto are the current parties to the Original Agreement and they now desire to amend the Original Agreement, subject to the terms and conditions hereof, as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions Used Herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Original Agreement.

Section 2. Amendment. Subject to the terms and conditions set forth herein, the Original Agreement is hereby amended as follows:

(a) The sixth paragraph of the Preliminary Statements to the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Pursuant to assignment agreements entered into on January 4, 2012, CA and the CA Company each ceased to be parties to this Agreement and PNC Bank, National Association (“PNC”) became party to this Agreement as a Financial Institution and Market Street Funding LLC became party to this Agreement as a Company. Market Street Funding LLC subsequently assigned all of its rights and obligations as a Company hereunder to PNC Bank, National Association (in its capacity as a Company, the “PNC Company”).”

(b) Section 13.7(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Notwithstanding any provisions contained in this Agreement to the contrary, no Company that funds its purchase of Purchaser Interests through the issuance of Commercial Paper shall, nor shall be obligated to, pay any amount pursuant to this Agreement unless (i) such Company has received funds which may be used to make such payment and which funds are not required to repay its Commercial Paper when due and (ii) after giving effect to such payment, either (x) such Company could issue Commercial Paper to refinance all of its outstanding Commercial Paper (assuming such outstanding Commercial Paper matured at such time) in accordance with the program documents governing such Company’s securitization program or (y) all of such Company’s Commercial Paper is paid in full. Any amount which such Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Federal Bankruptcy Code) against or corporate obligation of such Company for any such insufficiency unless and until such Company satisfies the provisions of clauses (i) and (ii) above. This paragraph (b) shall survive the termination of this Agreement.”

(c) The definition of “Dilution Horizon Factor” in Exhibit I to the Original agreement is hereby amended by deleting the reference to “two fiscal month period” in clause (i) of such definition and replacing it with “three fiscal month period”.

(d) The definition of “Dilution Percentage” in Exhibit I to the Original Agreement is hereby amended by:

(i) deleting the reference to “15%” in clause (i) of such definition and replacing it with “10%”; and

(ii) deleting the reference to “two-month Dilution Ratio” in the formula definition of “HDR” and replacing it with “three-month Dilution Ratio”.

(e) The definition of “Dilution Ratio” in Exhibit I to the Original Agreement is hereby amended by deleting the reference to “two months prior” in clause (ii) of such definition and replacing it with “three months prior”.

(f) The definition of “Dilution Ratio Trigger” in Exhibit I to the Original Agreement is hereby amended by deleting the reference to “two months prior” in clause (ii) of such definition and replacing it with “three months prior”.

(g) The definition of “Liquidity Termination Date” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Liquidity Termination Date” means August 21, 2014.”

(h) Schedule A to the Original Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(i) Paragraph a of the definition of “Company Costs” in Schedule C to the Original Agreement is hereby deleted in its entirety and replaced with the following:

“a. For any Purchaser Interest purchased by the Bank One Company, for any day, an amount equal to (i) the product of (A) the Daily/90 Day LIBOR Rate in respect of such day, and (B) the aggregate Capital associated with each Purchaser Interest that shall have been funded by the Bank One Company with the issuance of Commercial Paper, divided by (ii) 360. “Daily/90 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the ninety (90) day London-Interbank Offered Rate appearing on the Bloomberg BBAM (British Bankers Association) Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on such day or, if such day is not a Business Day in London, the immediately preceding Business Day in London. In the event that such rate is not available on any day at such time for any reason, then the “Daily/90 Day LIBOR Rate” for such day shall be the rate at which ninety (90) day U.S. Dollar deposits of $5,000,000 are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on such day; and if the Agent is for any reason unable to determine the Daily/90 Day LIBOR Rate in the foregoing manner or has determined in good faith that the Daily/90 Day LIBOR Rate determined in such manner does not accurately reflect the cost of acquiring, funding or maintaining a Purchaser Interest, the Daily/90 Day LIBOR Rate for such day shall be the Alternative Base Rate.”

(j) Paragraph f of the definition of “Company Costs” in Schedule C to the Original Agreement is hereby deleted in its entirety and replaced with the following:

“f. For any Purchaser Interest purchased by the PNC Company, for any day, an amount equal to (i) the product of (A) the Daily/30 Day LIBOR Rate in respect of such day, and (B) the aggregate Capital associated with each Purchaser Interest that shall have been funded by the PNC Company, divided by (ii) 360. “Daily/30 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by PNC from another recognized source for interbank quotation), in each case, changing when and as such rate changes.”

Section 3. Waiver. The Agent and each Financial Institution hereby waive their right to receive an Extension Notice in connection with the extension of the Liquidity Termination Date contemplated by this Amendment and hereby consent to the proposed extension of the Liquidity Termination Date as set forth herein.

Section 4. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof, upon the satisfaction of the conditions precedent that:

(a) Amendment. The Agent and each Seller Party shall have received, on or before the date hereof, executed counterparts of this Amendment, duly executed by each of the parties hereto.

(b) Assignment Agreement. The Agent and each Seller Party shall have received, on or before the date hereof, executed counterparts of the Assignment and Assumption Agreement, dated the date hereof, by and among Market Street Funding LLC, PNC Bank, National Association and the Seller Parties.

(c) Fee Letter. The Agent and each Seller Party shall have received, on or before the date hereof, executed counterparts of the Fee Letter, dated the date hereof (the “Fee Letter”), duly executed by the Agent, the Financial Institutions, the Companies, SMBC Nikko Securities America, Inc., as agent for the SMBC Company, the Seller, and Market Street Funding LLC.

(d) Representations and Warranties. As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties of each Seller Party contained in the Original Agreement and in each other Transaction Document shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such); it being understood that any specific occurrence or occurrences constituting breaches of any representation or warranty, to the extent waived in writing by the Financial Institutions and the Companies, ceased to constitute any such breach (solely with respect to such specific occurrence or occurrences) from and after the date of such waiver.

(e) No Amortization Event or Potential Amortization Event. As of the date hereof, both before and after giving effect to this Amendment, no Amortization Event or Potential Amortization Event shall have occurred and be continuing (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such); it being understood that any specific occurrence or occurrences constituting Amortization Events or Potential Amortization Events, to the extent waived in writing by the Financial Institutions and the Companies, ceased to constitute Amortization Events or Potential Amortization Events (solely with respect to such specific occurrence or occurrences) from and after the date of such waiver.

(f) Renewal Fee. The Seller shall have paid, by wire transfer of immediately available funds, the Renewal Fee as defined in and in accordance with the Fee Letter.

Section 5. Miscellaneous.

(a) Effect; Ratification. The amendment set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed (i) to be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Original Agreement or of any other instrument or agreement referred to therein or (ii) to prejudice any right or remedy which the Agent, any Company or Financial Institution (or any of their respective assigns) may now have or may have in the future under or in connection with the Receivables Purchase Agreement, as amended hereby, or any other instrument or agreement referred to therein. Each reference in the Receivables Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the Original Agreement or to the “Receivables Purchase Agreement” shall mean the Original Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Receivables Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Receivables Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b) Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Receivables Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c) Costs, Fees and Expenses. Seller agrees to reimburse the Agent and each Purchaser and its assigns upon demand for all reasonable and documented out-of-pocket costs, fees and expenses in connection with the preparation, execution and delivery of this Amendment (including the reasonable fees and expenses of counsel to the Agent).

(d) Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(e) Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(f) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

AVNET RECEIVABLES CORPORATION,
as Seller

By:
Name: Kevin Moriarty
Title: President

AVNET, INC., as Servicer

By:
Name: Erin Lewin
Title: Senior Vice President and General Counsel

CHARIOT FUNDING LLC, as a Company By:JPMorgan Chase Bank, N.A., its Attorney-in-Fact By:

Name:
Title:
Commitment: $153,000,000	JPMORGAN CHASE BANK, N.A.,

as a Financial Institution and as Agent	By:

Name:
Title:

LIBERTY STREET FUNDING LLC, as a Company By:

Name:
Title:
Commitment: $153,000,000	THE BANK OF NOVA SCOTIA,

as a Financial Institution	By:

Name:
Title:

VICTORY RECEIVABLES CORPORATION, as a Company By:

Name:
Title:
Commitment: $127,500,000 NEW YORK BRANCH, as a Financial Institutio	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., n By:

Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Company By:

Name:
Title:
Commitment: $125,000,000	PNC BANK, NATIONAL ASSOCIATION,

as a Financial Institution	By:

Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Company

By:
Name:
Title:

Commitment: $125,000,000	BANK OF AMERICA, NATIONAL ASSOCIATION, as a Financial Institution By:

Name:
Title:

MANHATTAN ASSET FUNDING COMPANY LLC, as a Company
By: MAF Receivables Corp., its member By:

Name:
Title:
SMBC NIKKO SECURITIES AMERICA, INC., as agent for the SMBC Company By:

Name:
Title:
Commitment: $127,500,000	SUMITOMO MITSUI BANKING CORPORATION, as a Financial Institution By:

Name:
Title:

SCHEDULE A

COMMITMENTS, COMPANY PURCHASE LIMITS
AND RELATED FINANCIAL INSTITUTIONS

Commitments of Financial Institutions

Financial Institution	Commitment

JPMorgan Chase Bank, N.A.	$153,000,000

The Bank of Nova Scotia	$153,000,000

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$127,500,000

PNC Bank, National Association	$125,000,000

Bank of America, National Association	$125,000,000

Sumitomo Mitsui Banking Corporation	$127,500,000

Company Purchase Limits and
Related Financial Institutions of Companies

Company	Company Purchase Limit	Related Financial Institution(s)

Chariot Funding LLC	$150,000,000	JPMorgan Chase Bank, N.A.

Liberty Street Funding LLC	$150,000,000	The Bank of Nova Scotia

Victory Receivables Corporation	$125,000,000	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

PNC Bank, National Association	$125,000,000	PNC Bank, National Association

Bank of America, National Association	$125,000,000	Bank of America, National Association

Manhattan Asset Funding Company LLC	$125,000,000	Sumitomo Mitsui Banking Corporation